UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) previously announced that it commenced a rights offering, pursuant to which holders of Enzon’s common stock received one transferable subscription right for each share of common stock owned. For every 1,105 subscription rights held, stockholders were entitled to purchase one unit at the subscription price of $1,090 per unit, representing expected gross proceeds of $43.6 million from the sale of all 40,000 units. Each unit consisted of one share of newly designated Series C preferred stock and 750 shares of Enzon’s common stock, all as described in the registration statement on Form S-1 (as amended) and related prospectus, filed by Enzon with the U.S. Securities and Exchange Commission.

The Company also previously disclosed that it entered into an investment agreement with Icahn Capital LP, which, together with its affiliates, beneficially owned approximately 15% of Enzon’s common stock before giving effect to the previously disclosed rights offering conducted by the Company. Pursuant to the rights offering, Icahn Capital LP, together with its affiliates, subscribed for 5,971units (its pro-rata share of the rights offering) representing the purchase of 4,478,250 shares of common stock and 5,971 shares of Series C preferred stock). In addition, Icahn Capital LP also agreed to purchase all units that remained unsubscribed for at the expiration of the rights offering to the extent that other holders elected not to exercise all of their respective subscription rights (the “Investment Units”), which totaled 33,306 Investment Units representing the purchase of 24,979,500 shares of common stock and 33,306 shares of Series C preferred stock.

The offer and sale of Investment Units, including the underlying shares of common stock and Series C preferred stock, to Icahn Capital LP pursuant to the Investment Agreement were effectuated in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 8.01	Other Events

In connection with the completion of the rights offering, 6,694 units were purchased by stockholders pursuant to the basic subscription privileges and 33,306 Investment Units were purchased. Following completion of the rights offering, the Company has outstanding 40,000 shares of Series C preferred stock and 74,214,603 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: October 14, 2020
	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary